Exhibit 99.1

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard, Allentown, PA 18195-1501

www.airproducts.com

Air Products Appoints Marie Ffolkes as President, Industrial Gases – Americas

LEHIGH VALLEY, Pa. (April 21, 2015) – Air Products (NYSE: APD) announced today that Marie Ffolkes has been appointed to the position of President, Industrial Gases – Americas, effective May 18, 2015. Ffolkes comes to Air Products with 20 years of manufacturing experience and has held senior executive positions with advancing responsibilities at several companies during that time. Ffolkes will report to Corning Painter, executive vice president – Industrial Gases, who held the new position on an interim basis until an appointment was made.

“We are pleased to welcome Marie to our team at this exciting time in our company,” said Painter. “Marie has demonstrated success throughout her career working around the world with some very notable companies. She will be a valuable addition to Air Products at this time as we continue our transformation. We look forward to Marie, through her global experience and demonstrated leadership, making an important contribution to the success of the Industrial Gases – Americas reporting segment and our overall corporation.”

At Air Products, Ffolkes will be responsible for driving the strategy and profitability of the Industrial Gases – Americas business segment, one of the company’s largest business areas, to achieve its primary business objectives and ensure growth, in addition to directing long range business planning efforts. As this is a new position within Air Products, Ffolkes will be responsible for leading change and transformation within this business segment by helping to combine the various industrial gases businesses into one unit, a change from the previous structure. Across North and South America, Ffolkes will have accountability for safety, plant operations, distribution, supply chain, procurement, sales, marketing, as well as regional operations.

Ffolkes joins Air Products most recently from Tenneco, Inc. where she was global vice president and general manager of its Global Elastomer & Ride Performance Group responsible for growth, planning and directing all activities across two business units. Prior to Tenneco, she was with Johnson Controls, Inc. as vice president and general manager for its South American Region’s Automotive Group based in Sao Paulo, Brazil. Ffolkes also formerly worked for General Electric Company in a variety of roles, including senior manager, Global Mergers & Acquisitions – GE Healthcare. She graduated from GE’s Financial Management Program (FMP).

Ffolkes holds an MBA from Columbia Business School and a B.S. from Brooklyn College.

About Air Products

Air Products (NYSE:APD) is a leading industrial gases company. For nearly 75 years, the company has provided atmospheric, process and specialty gases, and related equipment to manufacturing markets including metals, food and beverage, refining and petrochemical, and natural gas liquefaction. Air Products’ materials technologies segment serves the semiconductor, polyurethanes, cleaning and coatings, and adhesives industries. Over 20,000 employees in 50 countries are working to make Air Products the world’s safest and best performing industrial gases company, providing sustainable offerings and excellent service to all customers. In fiscal 2014, Air Products had sales of $10.4 billion and was ranked number 276 on the Fortune 500 annual list of public companies. For more information, visit www.airproducts.com.

NOTE: This release may contain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this release regarding important risk factors. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including risk factors described in the Company’s Form 10K for its fiscal year ended September 30, 2014.

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Media Inquiries:

Art George, tel: (610) 481-1340; e-mail: georgeaf@airproducts.com

Investor Inquiries:

Simon Moore, tel: (610) 481-7461; e-mail: mooresr@airproducts.com